Exhibit 10.88

FOURTH AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT AND LIMITED CONSENT

This FOURTH AMENDMENT TO NOTE AND WARRANT AGREEMENT AND LIMITED CONSENT (this “Amendment”), dated as of September 9, 2015, is made by and between TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation (“Parent”), TWINLAB CONSOLIDATION CORPORATION, a Delaware corporation (“TCC”), TWINLAB HOLDINGS, INC., a Michigan corporation (“Twinlab Holdings”), ISI BRANDS INC., a Michigan corporation (“ISI Brands”), and TWINLAB CORPORATION, a Delaware corporation (“Twinlab Corporation”), NUTRASCIENCE LABS, INC., a Delaware corporation, NUTRASCIENCE LABS IP CORPORATION., a Delaware corporation (each of the foregoing Persons being referred to herein individually as a “Company” and collectively as the “Companies”), and JL-MEZZ UTAH, LLC, an Alaska limited liability company, f/k/a JL-BBNC Mezz Utah, LLC (the “Purchaser”).

WHEREAS, the Companies and the Purchaser are parties to a Note and Warrant Purchase Agreement dated as of January 22, 2015, as amended by that certain First Amendment to Note and Warrant Purchase Agreement, Consent and Joinder dated as of February 4, 2015, that certain Second Amendment to Note and Warrant Purchase Agreement and Consent dated as of April 30, 2015 and that certain Third Amendment to Note and Warrant Purchase Agreement, Limited Consent and Limited Waiver dated as of June 30, 2015 (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”); and

NOW, THEREFORE, in consideration of the promises and the mutual agreements contained in this Amendment, and subject to the terms and conditions set forth herein, each party hereto hereby agrees as follows:

1.            Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Note Purchase Agreement.

2.            Limited Consent for Permitted Asset Disposition. At the request of and as an accommodation to the Companies and subject to the strict compliance with the terms, conditions and requirements set forth herein (including, without limitation, satisfaction of each of the conditions set forth in Section 6 below), the Purchaser hereby consents to as an approved Permitted Disposition the sale of the Companies’ real property, improvement and fixtures with respect to all of Lot 1, Plat “M” Utah Valley Business Park, including a vacation of Lot 37 and a portion of Lot 36, Plat “J”, Amended Utah Valley Business Park, according to the official plat thereof, recorded August 14, 2014, as Entry No. 56927:2014 (Map Filing #14337) in the Utah County Recorder’s Office (the “Real Property”) in accordance with the Real Estate Purchase and Sale Agreement by and between Twinlab Corporation and JL Utah Property 2, LLC for sale of the Real Property for a purchase price of $250,000.00 in cash proceeds (the “Real Property Purchase Agreement”). The limited consent set forth in this Section 2 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) except as expressly provided herein, be a consent to any amendment, waiver or modification of any term or condition of the Note Purchase Agreement or of any other Transaction Document; (b) prejudice any right that the Purchaser have or may have in the future under or in connection with the Note Purchase Agreement or any other Transaction Document; (c) waive any Event of Default that exists as of the date hereof; or (d) establish a custom or course of dealing among any of the Companies, on the one hand, or the Purchaser on the other hand.

3.            Amendments to Note Purchase Agreement. Subject to the satisfaction of the conditions precedent set forth herein and in reliance on the representations, warranties and covenants of the Companies set forth herein and in the Note Purchase Agreement, each party hereto hereby agrees that the Note Purchase Agreement be and hereby is, amended as follows:

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3.1.           Amendment and Restatement of Existing Defined Terms. Section 1 of the Note Purchase Agreement is hereby amended by inserting each of the following defined terms in the appropriate alphabetical order:

“David Van Andel Trust” means the David L. Van Andel Trust, under the Trust Agreement dated November 30, 1993, a Michigan trust.

“DVA Note” means the Unsecured Promissory Note in the principal amount of $4,999,999.62 issued by Parent to the David Van Andel Trust, in substantially the form of Exhibit A to the DVA Put Agreement and satisfactory to the Purchaser.

“DVA Proceeds” means the proceeds in an amount equal to $4,999,999.62 received by the Companies as a result of the David Van Andel Trust’s exercise on September 9, 2015 of its warrants to purchase 12,987,012 shares of the common stock of Parent at the purchase price of $0.385 per share.

“DVA Put Agreement” means the Put Agreement Related to Exercise of Warrant 2015-17 dated as of September 9, 2015 by and among the Parent and the David Van Andel Trust, an executed copy of which has been provided to the Purchaser.

“DVA Subordination Agreement” means the Subordination Agreement dated as of September 9, 2015 between the Purchaser and David Van Andel Trust and acknowledged by the Companies, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

3.2.          Amendment to Section 5. Section 5 of the Note Purchase agreement is hereby amended by inserting the following Section 5.18 immediately after the end of Section 5.17:

“5.18      Use of DVA Proceeds.

The Companies shall use the DVA proceeds solely to (i) make payments in respect of the Little Harbor Debt, in an aggregate amount not to exceed $800,000, (ii) make payments in respect of outstanding accounts payable in an aggregate amount not to exceed $500,000 and (iii) purchase new raw materials for high margin products, in an aggregate amount not to exceed $3,699,999.62.”

3.3.          Amendment to Section 6.7. Section 6.7 of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

“6.7           Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (a) the Indebtedness to Purchaser, (b) Permitted Senior Debt, (c) the Essex Debt, (d) the Little Harbor Debt, (e) Indebtedness, incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, (f) the Utah Lease, (g) the Subordinated Debt; (h) Refinancing Indebtedness with respect to any of the foregoing; provided that any Refinancing Indebtedness that (i) is a renewal or extension of Permitted Senior Debt is renewed or extended in accordance with Section 15 of the Subordination Agreement, (ii) is a refinancing of Permitted Senior Debt is on terms reasonably satisfactory to the Purchaser, (iii) is a renewal or extension of the Subordinated Debt is renewed or extended in accordance with Section 15 of the JL-BBNC Subordination Agreement and (iv) is a refinancing of the Subordinated Debt is on terms reasonably satisfactory to the Purchaser; (i) the Nutricap Seller Notes; (j) the JL Properties Reimbursement Agreement and (k) the DVA Note, to the extent issued in accordance with the terms of the DVA Put Agreement.”

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3.4.          Amendment to Section 6.11. Section 6.11 of the Note Purchase Agreement is hereby amended by replacing Section 6.11 in its entirety with the following:

“6.11         Entering Into or Modification of Certain Agreements

The Companies and their Subsidiaries shall not amend, restate, supplement or otherwise modify (or permit or consent to any amendment, restatement, supplement or modification of) the terms of (i) its articles or certificate of incorporation, bylaws, any agreement between or among any of the holders of any Company’s or any of its Subsidiaries’ Equity Interests, any other organizational document, in each case which would be materially adverse to the Purchaser and (ii) any of the Transaction Documents, the documents and/or instruments evidencing the Permitted Senior Debt (unless permitted under the Subordination Agreement), the documents and/or instruments evidencing the Little Harbor Debt (unless permitted under the Little Harbor Subordination Agreement), JL Properties Reimbursement Agreement (unless permitted under the JL Properties Subordination Agreement), the DVA Put Agreement or the DVA Note (unless permitted under the DVA Subordination Agreement) or any of the leases for the Premises, in each case which would result in a Material Adverse Effect or (iii) the Nutricap Seller Notes.”

4.             Representations and Warranties; No Default. Each Company hereby represents and warrants that:

4.1.          The execution, delivery and performance by such Company of this Amendment (a) are within such Company’s corporate or similar powers and, at the time of execution hereof and have been duly authorized by all necessary corporate and similar action; (b) does not and will not result, in any breach or default under any other document, instrument or agreement to which a Company or any of its Subsidiaries is a party or to which a Company or any of its Subsidiaries, the Premises, the Collateral or any of the property of a Company or any of its Subsidiaries is subject or bound, except for such breaches or defaults which, individually or in the aggregate, have not had, and would not reasonably be expected to result in, a Material Adverse Effect and (c) will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order.

4.2.          This Amendment has been duly executed and delivered for the benefit of or on behalf of each Company and constitutes a legal, valid and binding obligation of each Company, enforceable against such Company in accordance with its terms except (a) as the same may be limited by bankruptcy, insolvency, reorganization moratorium or similar laws now or hereafter in effect relating to creditors rights generally and (b) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

4.3.          Both before and after giving effect to this Amendment on the date hereof (a) except as set forth on Schedule A attached hereto, the representations and warranties of the Companies contained in Section 4.1 of the Note Purchase Agreement and the other Transaction Documents are true, correct and complete on and as of the date hereof as if made on such date (and to the extent any representations and warranties shall relate to the Effective Date or another earlier date, such representation and warranties shall be deemed to be amended to relate to the date hereof), and (b) except as set forth on Schedule B attached hereto, no Default or Event of Default has occurred and is continuing (and each Company hereby acknowledges and agrees that such Defaults or Events of Default set forth on Schedule B are existing and continuing as of the date hereof and have not been waived by the Purchaser, whether pursuant to this Amendment or otherwise).

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5.             Ratification and Confirmation. The Companies hereby ratify and confirm all of the terms and provisions of the Note Purchase Agreement and the other Transaction Documents and agree that all of such terms and provisions, as amended hereby, remain in full force and effect, except as, and to the extent expressly set forth herein.

6.             Condition to Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

6.1.          The Purchaser shall have received a fully executed copy of this Amendment.

6.2.          The Purchaser shall have received the corresponding, fully executed amendment to the documents evidencing the Permitted Senior Debt, in form and substance satisfactory to the Purchaser.

6.3.          The Purchaser shall have received the corresponding, fully executed amendment to the Subordinated Loan Agreement, in form and substance satisfactory to the Purchaser.

6.4.          The Purchaser shall have received from a fully executed copy of the Real Property Purchase Agreement and any related agreements, in each case in form and substance satisfactory to the Purchaser.

6.5.          The Purchaser shall have received the fully executed copies of the DVA Put Agreement and DVA Subordination Agreement, in each case in form and substance satisfactory to the Purchaser.

6.6.          The David Van Andel Trust shall have delivered a fully executed subordination agreement, in a form reasonably acceptable to JL Properties, Inc.

6.7.          All representations and warranties of the Companies contained herein shall be true and correct in all material respects as of the date hereof (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof).

6.8.          The Purchaser shall have received all fees and other amounts due and payable to the Purchaser and its counsel in connection with this Amendment, and to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Companies under the Note Purchase Agreement.

7.             Miscellaneous.

7.1.          Except as otherwise expressly set forth herein, nothing herein shall be deemed to constitute an amendment, modification or waiver of any of the provisions of the Note Purchase Agreement, the Security Agreement or the other Transaction Documents, all of which remain in full force and effect as of the date hereof and are hereby ratified and confirmed. Each Company hereby acknowledges and agrees that nothing contained herein shall be deemed to entitle any Company to consent to, or a waiver, amendment or modification of, any of the terms, conditions, obligations, covenants or agreements contained in the Transaction Documents in similar or different circumstances. This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Note Purchase Agreement.

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7.2.          This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart of this Amendment.

7.3.          This Amendment shall be governed by the laws of the State of New York without giving effect to any conflict of law principles and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.4.          The Companies agree to pay all reasonable expenses, including legal fees and disbursements, incurred by Purchaser in connection with this Amendment and the transactions contemplated hereby.

7.5.          This Amendment shall be deemed a Transaction Document for all purposes of the Note Purchase Agreement and the other Transaction Documents. On and after the date hereof, each reference in the Note Purchase Agreement and the other Transaction Documents to the Note Purchase Agreement, shall mean and be a reference to the Note Purchase Agreement, as modified by this Amendment.

7.6.          Each Company, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees (collectively, “Releasing Parties”), does hereby fully and completely release, acquit and forever discharge each Indemnified Party of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Indemnified Parties (or any of them) that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any type or sort, whether known or unknown, which occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of (a) any of the terms of this Amendment or any other Transaction Document, (b) any actions, transactions, matters or circumstances related hereto or thereto, (c) the conduct of the relationship between the Purchaser and any Company, or (d) any other actions or inactions by the Purchaser, all on or prior to the date hereof. Each Company acknowledges that the foregoing release is a material inducement to the Purchaser’s decision to enter into this Amendment and to agree to the modifications contemplated hereunder.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

COMPANIES

TWINLAB CONSOLIDATED HOLDINGS, INC.

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

TWINLAB HOLDINGS, INC.

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

TWINLAB CONSOLIDATION CORPORATION

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

TWINLAB CORPORATION

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

ISI BRANDS, INC.

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

[Signature Page – Fourth Amendment to Note and Warrant Purchase Agreement and Limited Consent]

NUTRASCIENCE LABS, INC.

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

NUTRASCIENCE LABS IP CORPORATION

By:	/s/ Thomas A. Tolworthy
Name:	Thomas A. Tolworthy
Title:	Chief Executive Officer and President

[Signature Page – Fourth Amendment to Note and Warrant Purchase Agreement and Limited Consent]

PURCHASER:

JL-MEZZ UTAH, LLC

By:	/s/ Jonathan B. Rubini
Name:	Jonathan B. Rubini
Title:	Managing Member

[Signature Page – Fourth Amendment to Note and Warrant Purchase Agreement and Limited Consent]